AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT AGREEMENT
                BETWEEN JOHN HANCOCK VARIABLE SERIES TRUST I AND
                       JOHN HANCOCK LIFE INSURANCE COMPANY

      Reference is made to that certain Investment Management Agreement dated as of April 14, 1998, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company (formerly "John Hancock Mutual Life Insurance Company"), as amended, (the "Agreement").

      Subsection (a) of Section 5 of the Agreement, pertaining to the investment advisory fee for the Small/Mid Cap CORE Fund, is hereby deleted and the following inserted in its place:

            (a) For the Small/Mid Cap CORE Fund:

                  (i) 1.05% on an annual basis of the first $100,000,000 of the Current Net Assets of such Fund; and

                  (ii) 1.00% on an annual basis for that portion of the Current Net Assets in excess of $100,000,000 of such Fund

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect October 7, 2002.

                                        JOHN HANCOCK VARIABLE SERIES TRUST I

Attest:  /s/ ARNOLD R. BERGMAN          By:  /S/ MICHELE G. VAN LEER
                                                 Michele G. Van Leer
                                                 Chairman


                                        JOHN HANCOCK LIFE INSURANCE COMPANY

Attest:  /s/ ARNOLD R. BERGMAN          By: /S/ ROBERT R. REITANO
                                                Robert R. Reitano
                                                Senior Vice President
                                                 and Chief Investment Strategist


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             AMENDMENT NO. 4 TO THE INVESTMENT MANAGEMENT AGREEMENT
                BETWEEN JOHN HANCOCK VARIABLE SERIES TRUST I AND
                       JOHN HANCOCK LIFE INSURANCE COMPANY

      Reference is made to that certain Investment Management Agreement dated as of April 12, 1988, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company (formerly "John Hancock Mutual Life Insurance Company"), as amended, (the "Agreement").

      Subsection (b)(1) of Section 5 of the Agreement, pertaining to the investment advisory fee for the Large Cap Growth Fund, is hereby deleted and the following inserted in its place:

            (b)(1) For the Large Cap Growth Fund (formerly "Aggressive Stock Portfolio")

                  (i) 0.80% on an annual basis of the first $500,000,000 of the Current Net Assets of such Fund;

                  (ii) 0.75% on an annual basis for that portion of the Current Net Assets in excess of $500,00,000 and not over $1,000,000,000 of such Fund; and

                  (iii) 0.70% on an annual basis for that portion of the Current
                        Net Assets in excess of $1,000,000,000 of such Fund

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect October 7, 2002.

                                     JOHN HANCOCK VARIABLE SERIES TRUST I

Attest:  /s/ ARNOLD R. BERGMAN        By:  /S/ MICHELE G. VAN LEER
                                               Michele G. Van Leer
                                               Chairman


                                      JOHN HANCOCK LIFE INSURANCE COMPANY

Attest:  /s/ ARNOLD R. BERGMAN        By:  /S/ ROBERT R. REITANO
                                               Robert R. Reitano
                                               Senior Vice President
                                                 and Chief Investment Strategist